Exhibit (j)(3)
CONSENT OF INDEPENDENT AUDITORS
We consent to the inclusion in Post-Effective Amendment No. 60 to the Registration Statement on Form N-1A for Janus Aspen Series (1933 Act File No. 033-63212) of our report dated February 28, 2012, relating to the statement of financial condition of BNP Paribas Prime Brokerage, Inc., appearing as Exhibit (k)(2), which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, NY
April 27, 2012